SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
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CHINA BIOPHARMA, INC.
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(Name of Registrant as Specified In Its Charter)

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CHINA BIOPHARMA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2007

TO THE STOCKHOLDERS OF CHINA BIOPHARMA, INC.:

The Annual Meeting of the Stockholders of China Biopharma, Inc., a Delaware corporation (the “Company”), will be held on June 20, 2007, at 2:00 p.m. (EST), at 31 Airpark Road, 1/F, Princeton, New Jersey for the following purpose:

1. To elect three (3) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 30, 2007 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

By:	/s/ George Ji
Princeton, New Jersey April 30, 2007	George Ji Corporate Secretary

CHINA BIOPHARMA, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2007

INTRODUCTION

Your proxy is solicited by the Board of Directors of China Biopharma, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 20, 2007, at 2:00 p.m. (EST), at 31 Airpark Road, Princeton, New Jersey 08540 and at any adjournment thereof (the "Annual Meeting"), for the following purpose:

1. To elect three (3) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To transact such other business as may properly come before the meeting.

The Board of Directors has set April 30, 2007 as the record date (the "Record Date") to determine those holders of common stock, who are entitled to notice of, and to vote at the Annual Meeting. The Company expects that the Notice of Annual Meeting, Proxy Statement and form of proxy will first be mailed to stockholders on or about May --25, 2007.

GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

You can vote your shares of common stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 88,758,591 shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one (1) vote on matters presented at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Follow the instructions on the enclosed proxy card to vote on the proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope.

The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed by the proxy. Proxies which are signed by stockholders but which lack any such specification will be voted in favor of the proposal set forth in the Notice of Annual Meeting.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. A proxy card may be revoked by a stockholder at any time before its exercise at the Annual Meeting by giving George Ji, our Secretary, a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

HOW ARE VOTES COUNTED?

We will have a quorum and hold the Annual Meeting if holders of a majority of the shares of common stock entitled to vote in person or by proxy either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposal listed on the proxy card. Broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists.

The election of directors under the proposal requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of Directors. Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon.

Brokers holding shares of the Company's common stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the Company's independent auditors. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable law, "broker non-votes" on any other non-routine proposal would not be considered entitled to vote on that proposal and will, therefore, have no legal effect on the vote of that particular matter.

WHO PAYS FOR THIS PROXY SOLICITATION?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this.

GENERAL INFORMATION ABOUT THE PROPOSAL

WHAT PROPOSAL ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING ANNUAL MEETING?

In the proposal, we are seeking the election of three (3) directors to serve on the board of directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

WHY IS THE COMPANY SEEKING STOCKHOLDER APPROVAL FOR THIS PROPOSAL?

The Delaware General Corporate Law requires corporations to hold elections for directors each year.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at the Annual Meeting and any adjournment thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date there were 88,758,591 shares of common stock issued and outstanding. We have issued no other voting securities as of the Record Date. Each share of common stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of common stock are not entitled to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of April 30, 2007, the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the Company's common stock; (ii) each director and nominee for election to the Board of Directors; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. The address for those persons for whom an address is not otherwise indicated is c/o China Biopharma, Inc., 31 Airpark Road, Princeton, New Jersey 08540.

	NUMBER OF	% OF COMMON
	SHARES	STOCK
	BENEFICIALLY	BENEFICIALLY
NAME OF BENEFICIAL OWNER	OWNED**	OWNED**
SB China Holdings PTE Ltd. (1)	11,928,935	13.12%
UTStarcom Inc. (2)	11,928,935	13.12%
Pacific Century Fund LLC (3)	15,836,112	17.42%
PZW Family LLP (4)	18,556,209	20.41%
Peter Wang (5)	27,168,230	29.89%
Qiumeng Wang (6)	20,000	*
Ya Li (7)	912,700	1.00%
Charles Xue (8)	250,000	*
All Directors and Executive Officers as a Group (4 persons)	28,350,930	31.19%

* Indicates less than one percent.

** Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all common stock shares shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(1) The address for SB China Holdings PTE Ltd. is 28F-A Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, P. R. China.

(2) The address for UTStarcom, Inc. is 1275 Harbor Bay Parkway, Alameda, California 94502.

(3) Peter Wang, the Company's Chief Executive Officer and Chairman of the Board of Directors, Ya Li, the Company's director and former Chief Financial Officer, and Wind Chen, The Company's former Chief Operating Officer, are each member of Pacific Century Fund LLC owning 28.38%, 30.38% and 3.77%, respectively, of the ownership interests of Pacific Century. The address for Pacific Century Fund LLC is 68 Cottonwood Court, Monmouth Junction, New Jersey 08852.

(4) PZW Family LLP is 20% owned by Peter Wang. The address for PZW Family LLP is 58261 Melton Road, Hillard, Florida 32046.

(5) Includes 3,976,336 shares held by MAC Wireless/PW LLC which is 80% owned by Mr. Wang, 1,325,469 shares held by Hangzhou Joray Electronics Co., Ltd. which is 50% owned by Mr. Wang, 18,556,209 shares held by PZW Family LLP which is 20% owned by Mr. Wang, and 962,700 shares issuable upon exercise of Currently Exercisable Options. As the owner of 50% of the equity interests in Hangzhou Joray Electronics, Mr. Wang shares voting and investment power over the shares of China Biopharma common stock held by Hangzhou Joray Electronics. As one of the general partners of PZW Family LLP, Mr. Wang shares voting and investment power over the shares of China Biopharma common stock held by PZW Family LLP. Mr. Wang disclaims beneficial ownership of the shares held by MAC Wireless/PW LLC, Hangzhou Joray Electronics, and PZW Family LLP except to the extent of his pecuniary interest in the shares.

(6) Includes 20,000 shares issuable upon exercise of Currently Exercisable Options.

(7) Includes 912,700 shares issuable upon exercise of Currently Exercisable Options.

(8) Includes 250,000 shares issuable upon exercise of Currently Exercisable Options.

THE PROPOSAL: ELECTION OF DIRECTORS

Three (3) director nominees are seeking to be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are the names of the directors and executive officers of the Company as of Record Date.

NAME	AGE	TITLE
Peter Wang	52	Chairman, Chief Executive Officer
John Murray	71	Chief Financial Officer
Qiumeng Wang	40	Chief Operating Officer
Ya Li	37	Director
Charles Xue	54	Director

Executive officers of the Company are appointed at the discretion of the Board of Directors with no fixed term. There are no family relationships between or among any of the executive officers or directors of the Company.

INFORMATION ABOUT DIRECTOR NOMINEES

Set forth below is certain information with respect to each director nominee.

Peter Wang, 52, has served as the Director and Chief Executive Officer of CQCL since September 2000, and our Chairman and Chief Executive Officer since our acquisition of CQCL in June 2004. Mr. Wang co-founded and successfully built Unitech Telecom (renamed UTStarcom) as well as several other technology/service ventures. Mr. Wang has more than 20 years of experience in the telecommunication equipment and services industry and has held management, operations, and research and development positions in companies such as AT&T Bell Labs and Racal-Milgo Information System.

Ya Li, 37, has served as the Chief Operating Officer and a Director of CQCL since March 2002, our Director since our acquisition of CQCL in June 2004, our Chief Operating Officer from June 2004 to March 2005, and our Chief Financial Officer from June 2004 till April 2007. From August 1998 to March 2000, Mr. Li was the Chairman and Chief Executive Officer of Global Villager Inc., which he founded and which was acquired by Startec Global Communications Inc., a telecommunications carrier focused on ethnic markets, in March 2000. Mr. Li has a B.S. in engineering from the University of Science & Technology of China, a M.S. in computer science from Temple University, and completed the two-year Management Program from the University of Pennsylvania’s Wharton School of Business. From 1994 to 1999, Mr. Li worked in the information, telecommunications, and financial industries for Bell Atlantic, Donaldson Lufkin and Jenrette, Lehman Brothers, and Morgan Stanley. Mr. Li has served as a Director for the Chinese Finance Society, Council on U.S.-China Affairs, and China Chamber of Commerce in the U.S.

Charles Xue, 54, has served as a Director of CQCL since May 2002, and one of our Directors since our acquisition of CQCL in June 2004. Since 2001, Mr. Xue has served as Chairman of PRCEDU.com, one of the largest online education companies in China. Mr. Xue co-founded Unitech Telecom, which was renamed UTStarcom, Inc., and served as its Chairman from 1990 to 1996 and as its Vice-Chairman from 1996 to 2002. Mr. Xue founded 8848.net, a leading e-commerce site in China, and has served as its Chairman since 1998.

The Board of Directors will vote the proxies "FOR" the election of all of the above-named nominees unless you indicate that the proxy shall not be voted for all or any one of the nominees. Nominees receiving a plurality of the votes cast will be elected as directors. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a director, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR SET FORTH HEREIN.

CORPORATE GOVERNANCE AND RELATED MATTERS

BOARD AND COMMITTEE MEETINGS

The Board of Directors held two meetings during 2006. No director attended less than 75% of the meetings of the Board.

The Board of Directors does not have an audit committee, a compensation committee or a nominating committee. The entire Board of Directors assumes the duties that would be delegated to these committees. The Board of Directors has one member, Charles Xue, who is independent as defined in The Nasdaq Stock Market listing standards currently in effect. The Company does not have a policy with regard to Board members' attendance at annual meetings of stockholders. The Company held an annual meeting of stockholders on May 31, 2006 at 33 Wood Avenue South, Iselin, New Jersey.

The Board of Directors intends to expand the size of the board of directors, seek additional independent directors, and create an audit committee, a compensation committee, and a nominating committee in the future.

NOMINATING COMMITTEE

The Board of Directors does not have a standing nominating committee. The entire Board of Directors assumes the duties that would be delegated to a nominating committee. The Board of Directors does not have a charter governing its duties with respect to the nomination process.

The Board of Directors accepts director nominations made by stockholders. The Board of Directors may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, they evaluate the entirety of each candidate's credentials and do not have any specific minimum qualifications that must be met by a nominee. They will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. They will not evaluate candidates differently based on who has made the recommendation

For consideration by our Board of Directors, the submission of a candidate must be in writing and must be sent to the attention of our Secretary, 31 Airpark Road, Princeton, New Jersey 08540, no later than December 16, 2007 to ensure adequate consideration at our 2008 annual meeting.

 AUDIT COMMITTEE

The Board of Directors does not have a standing Audit Committee. The entire Board of Directors assumes the duties that would be delegated to an Audit Committee. The Board of Directors does not have a charter governing its duties with respect to the Audit process.

The Board of Directors has determined that all of the members of the Board of Directors qualify as an "audit committee financial expert" under the Securities and Exchange Commission's definition.

REPORT OF THE BOARD OF DIRECTORS ACTING AS THE AUDIT COMMITTEE

The Board of Directors is responsible for oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that one of its members, Charles Xue, is "independent" as required by applicable listing standards of the Nasdaq Stock Market. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of this oversight function, the Board of Directors has reviewed and discussed the audited financial statements with management and the independent auditors. The Board of Directors has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as currently in effect. Finally, the Board of Directors has received written disclosures and the letter from the independent auditors required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors' independence.

Based upon the reports, review and discussions described in this report, the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

THE BOARD OF DIRECTORS OF CHINA BIOPHARMA, INC.

Peter Wang
Ya Li
Charles Xue

April 30, 2007

COMPENSATION COMMITTEE

The Company does not have a standing compensation committee. The entire Board of Directors assumes the duties that would be delegated to a compensation committee. The Board of Directors does not have a charter governing its duties with respect to compensation matters.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our principal executive officer, our principal financial officer, and our principal accounting officer. The Code of Ethics is publicly available through a hyperlink located on the Company Profile page of our website, at http://www.chinabiopharma.net/index_1_5.asp. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, that applies to anyone subject to the Code of Ethics, we will disclose the nature of such amendment or waiver on the website or in a report on Form 8-K in accordance with applicable SEC rules.

PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS.

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors, c/o China Biopharma, Inc., 31 Airpark Road, Princeton, New Jersey 08540, USA, or send an e-mail to BOD@ChinaBiopharma.net. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Executive Compensation Program

Our board of directors has responsibility for establishing, implementing and monitoring our executive compensation program philosophy and practices. The board seeks to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to named executive officers are similar to those provided to our other officers.

Throughout this Proxy Statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2006, and who are included in the Summary Compensation Table are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The board of directors believes that an effective executive compensation program should provide base annual compensation that is reasonable in relation to individual executive’s job responsibilities and reward the achievement of both annual and long-term strategic goals of our company. The board uses stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of improving stockholder value. The board evaluates both performance and compensation to maintain our company’s ability to attract and retain excellent employees in key positions and to assure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of comparable companies. To that end, the board believes executive compensation packages provided by us to our named executive officers should include both cash and share-based compensation.

Because of the size of our company, the small number of executive officers in our company, and our company’s financial priorities, the board has decided not to implement or offer any retirement plans, pension benefits, deferred compensation plans, or other similar plans for our executive officers. Accordingly, the components of the executive compensation consist of cash salary, and stock option grants to provide executives with longer-term incentives.

As a development stage, biopharmaceutical company engaged in distributing products that, to date, have not generated significant revenues and are not expected to generate significant profits for the near future, the board also takes the company’s financial and working capital condition into account in its compensation decisions. Accordingly, from time to time the Company may defer payment of cash payment. The board may reassess the proper weighting of equity and cash compensation in light of the company’s improved working capital situation.

Role of Executive Officers in Compensation Decisions

The board makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all of our officers. Decisions regarding the non-equity compensation of other officers are made by the Chief Executive Officer.

The board and the Chief Executive Officer annually review the performance of each named executive officer (other than the Chief Executive Officer, whose performance is reviewed only by the board). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the board. The board can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the board has structured the Company’s annual cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company, to reward the executives for achieving such goals, and to retain the executives. In doing so, the board historically has not employed outside compensation consultants. The board set compensation for our executive officers at levels targeted at or around the average of the compensation amounts provided to executives at comparable companies considering, for each individual, their individual experience level related to their position with us. There is no pre-established policy or target for the allocation between cash and non-cash incentive compensation.

2006 Executive Compensation Components

For 2006, the principal components of compensation for the named executive officers were:

•	Consulting fee;

•	stock-based compensation.

Consulting Fee

The Company provides named executive officers with consulting to compensate them for services rendered during the fiscal year. Consulting fee ranges for the named executive officers are determined for each executive based on his or her position and responsibility.

During its review of consulting fees for executives, the board primarily considers:

•	the negotiated terms of each executive agreement;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.

Consulting Fee levels are typically considered annually as part of the company’s performance review process, as well as upon a change in job responsibility. Merit-based increases to fees are based on the board’s assessment of the individual’s performance. Consulting fees for the named executive officers in 2006 have been decreased from the consulting fees in effect during the prior year considering the Company’s financial results, cash position and each individual’s contribution and performance.

Stock-Based Compensation

As indicated above, the board also aims to encourage the company’s executive officers to focus on long-term company performance by allocating to them stock options. In 2006, the board granted to Mr. Peter Wang and Mr. Ya Li, respectively, options to purchase 300,000 shares and 250,000 shares of our common stock at an exercise price of $0.52 per share, which equaled the closing market price on the date of grant. The option vests monthly over a year, provided that Mr. Wang and Mr. Li continue in our employ through such monthly vesting periods.

Ownership Guidelines

The board has no requirement that each named executive officer maintain a minimum ownership interest in our company.

Our stock-based compensation consists of the grant of stock options to our named executive officers. The stock option program assists the company to:

•	establish the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives;

•	maintain competitive levels of total compensation.

We normally grant stock options to new executive officers when they join our company based upon their position with us and their relevant prior experience. Vesting and exercise rights cease upon termination of employment, except in the case of death (subject to a one-year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. On an annual basis, the board assesses the appropriate individual and corporate goals for our new executives and may provide additional option grants based upon the achievement by the new executives of both individual and corporate goals. We expect that we will continue to provide new employees with initial option grants in the future to provide long-term compensation incentives and will continue to rely on performance-based and retention grants to provide additional incentives for current employees.

It is our policy to award stock options at an exercise price equal to the OTC Bullet Board’s closing price of our common stock on the date of the grant. For purposes of determining the exercise price of stock options, the grant date is deemed to be the date on which the board approves the stock option grant.

We have no program, practice or plan to grant stock options to our executive officers, including new executive officers, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation to our executive officers, and we have no plan to do so.

In light of recent changes to the SEC’s rules regarding executive compensation disclosure, during 2007 we intend to consider whether it may be advisable to adopt formal policies and procedures regarding the grant of stock options.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the board reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

Accounting for Share-Based Compensation

Beginning on January 1, 2006, the company began accounting for share-based compensation in accordance with the requirements of FASB Statement 123(R). This accounting treatment has not significantly affected our compensation decisions. The board takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of the company’s compensation policy.

Board Committee Interlocks and Insider Participation in Compensation Decisions

There are no “interlocks,” as defined by the SEC, with respect to any member of the board. Peter Wang, Ya Li and Charles Xue, are the current members of the Board of Directors.

Board Committee Report

The entire Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussions, has recommended that the foregoing “Compensation Discussion and Analysis” be included in this Proxy Statement.

Peter Wang, Chairman and CEO	Ya Li, CFO (during fiscal 2006)	Charles Xue

Summary Compensation Table

The following table presents summary information concerning all compensation paid or accrued by us for services rendered in all capacities during 2006 by Mr. Peter Wang and Mr. Ya Li, who are the only individuals who served as our principal executive and financial officers during the year ended December 31, 2006. No other executive officer received compensation in excess of $100,000 for the fiscal year then ended.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Total ($)
Peter Wang	2006	50,000	0	61,300	111,300

Chairman and Chief Executive Officer

Ya Li	2006	0	0	51,084	51,084

Chief Financial Officer (during 2006)

____________
(1)	The values shown in this column represent the grant date fair values of stock options awarded under our 2005 Equity Compensation Plan, determined in accordance with SFAS 123(R).

2006 Grants of Stock Options

In 2006, we granted stock options to our named executive officers under our 2005 Equity Compensation Plan as follows:

2006 Grants of Stock Options

Name	Grant Date	All Other Option Awards (# of Shares)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
Peter Wang	1/16/2006	300,000	$0.52	$61,300
Chairman and Chief Executive Officer

Ya Li	1/16/2006	250,000	$0.52	$51,084
Chief Financial Officer

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of December 31, 2006, about the Company’s common stock that may be issued upon the exercise of options and rights under the Company’s 2003 Non-Statutory Stock Option Plan, the CQCL 2001 Stock Plan, and the Company’s 2005 Equity Compensation Plan. These plans were the Company’s only equity compensation plans in existence as of December 31, 2006. No options have been granted under the 2003 Non-Statutory Stock Option Plan, and subsequent to December 31, 2004, the Board of Directors terminated the 2003 Non-Statutory Stock Option Plan.

Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Stockholders…………	2,701,000 (1)	$0.52	5,799,000 (2)
Equity Compensation Plans Not Approved by Stockholders……..	3,712,115 (3)	$0.20	— (4)
TOTAL	6,413,115	$0.33	5,799,000
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(1) On April 12, 2007, the Company granted 3,199,405 options under the 2005 Equity Compensation Plan, to purchase shares of common stock at an exercise price of $0.14, to officers, employees and consultants of the Company.

(2) Represents shares of common stock that remain available for future issuance under 2005 Equity Compensation Plan.

(3) Represents shares of our common stock issuable upon exercise of options to purchase CQCL ordinary shares that we assumed as a result of our acquisition of CQCL in June 2004. 554,569 shares were cancelled or expired in 2005.

(4) After the 2005 Equity Compensation Plan was approved by shareholders, no additional options to purchase shares of common stock will be granted under the CQCL 2001 Stock Plan.

Description of the CQCL 2001 Stock Plan

Adoption and Shares Reserved. Our board of directors approved the assumption of the CQCL 2001 Stock Plan in August 2004 in connection with our acquisition of CQCL. The 2001 Stock Plan provides for the grant of incentive stock options to our employees, and for the grant of nonstatutory stock options to our employees, directors and consultants.

The 2001 Stock Plan provides that the maximum aggregate number of shares that may be subject to option and sold pursuant to the plan is 11,557,488 shares. We are required to reserve and keep available such number of shares to satisfy the requirements of the plan.

Administration. Our board of directors administers the 2001 plan. The administrator has the power to determine the fair market value of the shares, select the employees, directors or consultants to whom options are to be granted, the terms of the options granted, including the exercise price, the number of shares covered by each option, form of consideration, terms of exercisability of the options and vesting acceleration or waiver of forfeiture restrictions.

Exercise Price. The administrator determines the exercise price of options granted under the 2001 plan, subject to the following requirements: (i) the exercise price of incentive stock options shall be no less than 100% of the fair market value per share, and for incentive stock options granted to employees who own greater than 10% of the voting power of all classes of our stock, the exercise price shall be no less than 110% of the fair market value per share; and (ii) the exercise price of nonstatutory stock options shall be no less than 85% of the fair market value per share, and for nonstatutory stock options granted to employees, directors or consultants who own greater than 10% of the voting power of all classes of stock, the exercise price shall be no less than 110% of the fair market value per share. The exercise price may differ from the above requirements on options issued pursuant to a merger or other corporate transaction. The term of an option may not exceed 10 years from the date of grant, except in the case of incentive stock options granted to employees owning more than 10% of the voting power of all of our classes of stock, in which case the term shall be no more than 5 years.

Termination of Employment. After termination of one of our employees, directors or consultants, that person may exercise an option for the period of time stated in the option agreement. In the case of termination of one of our employees, directors or consultants due to death or disability, the option will remain exercisable for 6 months following the date of termination. In all other cases, in the absence of a period of time in the option agreement, to the extent the option is vested the option will remain exercisable for 30 days following the date of termination. To the extent that an option is not exercised within the applicable time period, the unexercised option is reverted to the plan. If on the date of termination, the option is not fully vested, the unvested portion of the option is reverted to the plan.

Non-Transferability of Options. Our 2001 plan generally does not allow for the transfer of options, except by will or the laws of descent, and only the holder of an option may exercise the option during the holder's lifetime.

Adjustments upon Merger or Asset Sale. Our 2001 plan provides that the Administrator may allow holders to exercise options in the event of a proposed dissolution or liquidation of the company. The plan also provides that if we merge with another corporation, sell all or substantially all of our assets, the successor corporation will assume or provide a substitute for each option. If the outstanding options are not assumed or substituted, the options shall terminate as of the date of the merger or asset sale.

Amendment and Termination. Our 2001 plan will automatically terminate ten years from the effective date of the plan or the latest Board approval of an increase in the number of shares reserved for issuance under the plan, unless we terminate it sooner. Our board of directors has the authority to amend, suspend or terminate the plan provided it does not adversely affect any option previously granted under it.

Description of the 2005 Equity Compensation Plan

Administration. The 2005 Plan will be administered by the Board of Directors and charged with administration of the 2005 Plan. The board may grant options to purchase shares of the Company’s common stock, stock purchase rights and restricted or unrestricted stock awards (“awards”) of shares of common stock to eligible employees, directors and consultants, determine the terms and conditions of each option, stock purchase right or award and adopt, amend and rescind rules and regulations for the administration of the 2005 Plan. No options, stock purchase rights or awards may be made under the Plan after April 14, 2015, but the 2005 Plan shall continue thereafter while previously granted options, stock purchase rights or awards remain subject to the 2005 Plan.

Employees, Directors and Consultants Eligible to Receive Options or Awards Under the 2005 Plan. Persons eligible to receive options, stock purchase rights or awards under the 2005 Plan are those employees, directors and consultants of the Company and its subsidiaries who, in the opinion of the board, are in a position to make a significant contribution to our success.

Shares Subject to the 2005 Plan. Subject to adjustments set forth in the 2005 Plan, the aggregate number of shares of common stock available for issuance in connection with options granted under the 2005 Plan will be 8,500,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. If any option granted under the 2005 Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option or award was forfeited shall be available for future grants within certain limits under the 2005 Plan. No director, employee or consultant may receive awards of or relating to more than 4,000,000 shares of the Company’s common stock in the aggregate in any year.

Terms and Conditions of Options. The board determines the exercise price of options granted under the 2005 Plan. The exercise price of incentive stock options, however, must be at least equal to the fair market value per share of common stock (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder) issuable upon exercise of the option at the time the incentive option was granted. No option may be exercisable for more than ten years (five years in the case of an incentive option granted to a ten-percent stockholder) from the date of grant. Options issued under the 2005 Plan will be exercisable at such time or times as the board prescribes at the time of grant. Unless otherwise determined by the board, options will generally be exercisable as to 12.5% of the shares of common stock underlying such option 6th months after the date of grant and as to 1/42 of the remaining shares subject to the option each month thereafter.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The board is also authorized to establish a cashless exercise program.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. Unless otherwise determined by the board, options that are exercisable at the time of a recipient’s termination of service with the Company will continue to be exercisable for three months (twelve months if the optionee terminates service due to death or disability).

Terms and Conditions of Stock Purchase Rights. Stock purchase rights may be issued either alone, or in tandem with, options or other awards under the 2005 Plan. A stock purchase right allows a recipient to purchase a share of common stock at a price determined by the board. The Company will have the right to repurchase the shares of common stock that are the subject to the award upon the recipient’s termination of service. Unless otherwise determined by the board, the Company’s right of repurchase will lapse as to 12.5% of the purchased shares 6 months after the date of grant and will lapse as to 1/42 of the remaining purchased shares each month thereafter.

Terms and Conditions of Restricted Stock Awards. The board may also grant a restricted stock award to any eligible employee, director or consultant. Under a restricted stock award, shares of common stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with the Company prior to the award having vested. Unless otherwise determined by the board, 12.5% of the shares subject to a restricted stock award will vest 6 months after the date of grant and as to 1/42 of the remaining shares each month thereafter. Unless otherwise determined by the board, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

Terms and Conditions of Unrestricted Stock Awards. The board may grant unrestricted stock awards to any eligible employee, director or consultant. Unrestricted shares do not require any payment by the recipient and are not subject to forfeiture.

In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company’s assets, the 2005 Plan provides that all outstanding options will become exercisable, unless the successor entity assumes such options, and that the Company’s right of repurchase with respect to shares covered by all outstanding stock purchase rights and all restrictions with respect to restricted stock awards will lapse.

The Board may at any time amend the 2005 Plan for the purpose of satisfying the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (a) increase the number of shares of common stock available under the 2005 Plan, (b) change the group of individuals eligible to receive options and/or purchase grants, or (c) extend the term of the 2005 Plan.

Holdings of Previously Awarded Stock Options

Stock option awards held as of December 31, 2006 by each of our named executive officers were issued under our 2001 Stock Plan and 2005 Equity Compensation Plan. The following table sets forth outstanding stock option awards held by our named executive officers as of December 31, 2006:

2006 Outstanding Stock Option Awards at Fiscal Year-End

		Option Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Peter Wang	662,700		0.20	5/3/07
Chairman and Chief Executive Officer	300,000		0.52	1/23/16

Ya Li	662,700		0.20	5/3/12
Chief Financial Officer	250,000		0.52	1/23/16

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EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL

On April 12, 2007, the Board of Directors of China Biopharma, Inc., appointed John Murray and Qiumeng Wang, respectively, as its new Chief Financial Officer and new Chief Operating Officer. There is no employment contract for Mr. Murray and Mr. Wang’s appointment.

INDEMNIFICATION

The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the General Corporation Law of the State of Delaware. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

COMPENSATION OF DIRECTORS

Directors do not receive cash compensation from us for the services they provide as directors, although all of the Company's directors are reimbursed for out-of-pocket expenses relating to attendance at board meetings.

The following table sets forth the compensation paid to our directors other than our named executive officers for 2006:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All other compensation ($)	Total ($)

Charles Xue	--	51,084	--	51,084

____________

(1)	Charles Xue, the Company’s only independent director, received a stock option grant of 250,000 shares in January 2006 at an exercise price of $0.52 per share, all of which have been vested to date.

BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2006, there has not been nor is there proposed any transaction or series of similar transactions to which we were or are to be a party in which:

•	The amount involved exceeds $60,000; and

•
In which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest other than:

-	compensation agreements and other arrangements, that are described where required under “Executive Compensation;”

MISCELLANEOUS

2008 STOCKHOLDER PROPOSALS

Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company's By-Laws. The Company's By-Laws do not contain such an advance notice provision. For the Company's 2008 Annual Meeting of Stockholders, stockholders must submit such written notice to the Secretary of the Company on or before March 1, 2008. Stockholders of the Company wishing to include proposals in the proxy material for the 2008 Annual Meeting of Stockholders must submit the same in writing so as to be received by George Ji, the Secretary of the Company on or before December 16, 2007. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

OTHER BUSINESS

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

Based on the Company's review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission (the "SEC") or written representations from certain reporting persons, we believe that during fiscal year 2006, all officers, directors, and greater than ten-percent beneficial owners timely complied with the applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company's annual report to shareholders was mailed along with this proxy statement.

By Order of the Board of Directors

/s/ George Ji
---------------------------------------
Name: George Ji
Title: Secretary

April 30, 2007